                                                            Exhibit 99(j)(3)


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus for the Munder Institutional S&P 500 Index Equity Fund and the Munder Institutional S&P MidCap Index Equity Fund and for the Liquidity Plus Money Market Fund in the Liquidity Plus Money Market Fund Prospectus. We also consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information for the Munder Institutional S&P 500 Index Equity, Munder Institutional S&P MidCap Index Equity, Munder Institutional Short Term Treasury and Munder Institutional Money Market Funds and in the Liquidity
Plus Money Market Fund Statement of Additional Information; to the reference to our firm under the caption "Independent Auditors" in the Munder Institutional SmallCap Index Equity Fund and in the combined Statement of Additional Information for the Munder S&P Index Equity, Munder S&P MidCap Index Equity, Munder S&P SmallCap Index Equity, Munder Aggregate Bond Index and Munder Foreign Equity Funds; and to the incorporation by reference in Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A,
No 2-91373) of our reports dated February 12, 1999 on the financial statements and financial highlights of the Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, and Liquidity Plus Money Market Fund.



                                                       /s/ Ernst & Young LLP
                                                       ---------------------
                                                       ERNST & YOUNG LLP

Boston, Massachusetts
April 28, 1999